EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-184729, 333-43133, 33-46194, 333-22041, 333-43983, 333-57512, 333-136265, 333-71468, 333-135465, 33-40393, 33-39120, 333-159262, 333-162837, 333-135123), Form S-4 (Nos. 333-183774, 333-121003) and Form S-8 (Nos. 2-97450, 333-37353, 33-8003, 333-03609, 333-41464, 333-98197, 333-115837, 333-32853, 333-32851, 333-111355, 333-128342, 333-135467, 333-133275, 333-133266, 333-133265, 333-141548, 333-170405, 333-170403, 333-170399, 333-168894, 333-168868, 333-168867, 333-186742, 333-186744, 333-192766) of Caterpillar Inc. of our report dated February 18, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

Peoria, Illinois
February 18, 2014